PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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EASTERN INSURANCE HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

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April 10, 2009

Dear Fellow Shareholder:

We will hold our Annual Meeting of Shareholders on May 14, 2009, at our offices at 25 Race Avenue, Lancaster, Pennsylvania, at 5:00 p.m., Eastern Time, for the following purposes:

(1) To elect three Class I directors of Eastern Insurance Holdings, Inc., each to serve for a term of three years and until their successors shall have been duly elected and qualified;

(2) To ratify the appointment by the audit committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2009; and

(3) Such other matters as may properly come before the meeting.

Shareholders of record at the close of business on March 23, 2009, are entitled to notice of, and to vote at, the meeting.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, we urge you to complete, sign, date and return the enclosed proxy in the enclosed envelope. This will not prevent you from voting in person at the meeting but will assure that your vote is counted if you are unable to attend.

I look forward to seeing you at the annual meeting.

Respectfully yours,

Bruce M. Eckert
Chief Executive Officer

Eastern Insurance Holdings, Inc.

25 Race Avenue

Lancaster, Pennsylvania 17603

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2009

To the Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Eastern Insurance Holdings, Inc. will be held on May 14, 2009, at 5:00 p.m., Eastern Time, at our offices at 25 Race Avenue, Lancaster, Pennsylvania, for the following purposes:

1. To elect three Class I directors of Eastern Insurance Holdings, Inc., each to serve for a term of three years and until their successors shall have been duly elected by the shareholders and qualified;

2. To ratify the appointment by the audit committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2009; and

3. Such other matters as may properly come before the meeting.

Shareholders of record at the close of business on March 23, 2009, are entitled to notice of, and to vote at, the meeting.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, we urge you to complete, sign, date and return the enclosed proxy in the enclosed envelope. This will not prevent you from voting in person at the Meeting but will assure that your vote is counted if you are unable to attend.

This notice, the accompanying proxy statement and form of proxy are sent to you by order of the Board of Directors.

Scott C. Penwell
Corporate Secretary

Lancaster, Pennsylvania

April 10, 2009

Important Notice Regarding the Availability of Proxy Materials for Our

Stockholders Meeting to Be Held on April 16, 2009

The accompanying proxy statement and our 2008 annual report to shareholders are available at http://www.easterninsuranceholdings.com/annualmeetingmaterials.

EASTERN INSURANCE HOLDINGS, INC.

PROXY STATEMENT

Annual Meeting of Shareholders

May 14, 2009

The Board of Directors (the “Board”) of Eastern Insurance Holdings, Inc. (“EIHI,” or the “Company”) is soliciting proxies for use at its 2009 annual meeting of shareholders to be held on May 14, 2009, and at any adjournment of the meeting (the “meeting”). This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about April 10, 2009.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At the meeting, shareholders will be asked to consider and vote on the following proposals:

•	To elect three Class I directors of the Company, each to serve for a term of three years and until their successors shall have been duly elected by the shareholders and qualified;

•	To ratify the appointment by the audit committee of our Board of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2009; and

•	Such other matters as may properly come before the meeting.

Other business may be addressed at the meeting if properly presented. However, at this time, we are not aware of any other business to be presented. Our management will present a report on our performance during the 2008 fiscal year and the first quarter of 2009, and respond to any questions from shareholders.

Who is entitled to vote at the meeting?

The Board has set March 23, 2009, as the record date for the meeting. If you were a shareholder of record at the close of business on March 23, 2009, you are entitled to vote at the meeting.

As of the record date, 9,691,257 shares of our common stock, without par value (the “common stock”), were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 9,691,257 votes are entitled to be cast at the meeting. There is no cumulative voting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust company or other nominee, then the broker, bank, trust company or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust company or other nominee how to vote their shares using the method described below.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present in person or by proxy in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly submitted a proxy card by mail.

Abstentions and broker “non-votes” will be counted as present for purposes of determining a quorum. Brokers, banks, trust companies or other nominees are permitted to vote shares held by them on behalf of their “street name” customers on matters considered to be “routine” (such as the election of directors and the appointment of auditors), even though they have not received instructions from their customers. A broker “non-vote” occurs when a broker, bank, trust company or nominee has not received voting instructions from a street name holder and it does not have discretion to vote the shares of the street name holder because the matter is not considered “routine.”

As of the date of this proxy statement, the election of Class I nominees for director and the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2009, are considered “routine” matters, and, therefore, brokers, banks, trust companies or other nominees are permitted to vote on these matters even if no instructions are received from the beneficial owner.

How do I vote my shares?

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting by completing, signing and mailing the enclosed proxy card prior to the meeting.

If you hold your shares in “street name,” you must direct your broker, bank, trust company or other nominee to vote your shares. Your broker, bank, trust company or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing it how to vote your shares.

How do I vote if my shares are held in the Eastern Insurance Holdings, Inc. Employee Stock Ownership Plan?

If you hold any shares in the Eastern Insurance Holdings, Inc. Employee Stock Ownership Plan (ESOP shares), your completed proxy card will serve as voting instructions to the plan trustee. However, your voting instructions must be received by 5:00 p.m., Eastern Time, on May 8, 2009, in order to be voted at the meeting. In accordance with the terms of the plan, the trustee will vote shares allocated to participant accounts in accordance with the instructions submitted by plan participants at least five days prior to the meeting. The trustee will vote all unallocated ESOP shares, and the allocated shares of participants who fail to timely give voting instructions, in the same proportion as the allocated shares for which timely instructions were received from participants.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card you receive.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust company or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in our Employee Stock Ownership Plan, you may submit a proxy vote as described above, but you may not vote your Employee Stock Ownership Plan shares in person at the meeting.

What vote is required for the election of directors or for the other proposals to be approved?

Directors are elected by a plurality of the votes cast at the meeting. “Plurality” means the nominees receiving the largest number of votes cast “FOR” are elected as directors up to the maximum number of directors to be elected at the meeting. At our meeting, the maximum number of directors to be elected is three. Accordingly, the three nominees who receive the highest number of votes cast at the meeting will be elected as Class I directors.

The affirmative vote of a majority of all votes cast at the meeting is required for the approval of each other proposal properly presented at the meeting.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for election as a director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2009.

If you submit your proxy but “ABSTAIN” or “WITHHOLD” authority to vote on one or more proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum.

Because directors are elected by a plurality of votes cast at the meeting, if you “WITHHOLD” authority to vote with respect to any nominee for election as a Class I director, this will have no effect on the election of the nominee, unless there are more than three nominees, in which case, withholding authority to vote with respect to a nominee would have the same effect as a vote against the nominee. Because all other proposals properly presented at the meeting require the affirmative vote of a majority of all votes cast at the meeting, if you “ABSTAIN” from voting on such a proposal, your abstention will not be counted as a vote cast at the meeting, and therefore, will have no effect on that proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, bank, trust company or other nominee, the nominee generally has authority to vote your shares on “routine” matters as described above. The proposal to elect directors and the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor are deemed “routine,” which means that the nominee may vote your shares on these matters if you do not timely provide instructions for voting your shares.

Who will count the votes?

Our counsel will tabulate votes and act as the independent inspector of election.

How does the Board recommend that I vote?

You will be asked to consider and vote on the following proposals submitted on behalf of the Board:

•	Election of three Class I directors: Paul R. Burke; Ronald L. King; and W. Lloyd Snyder III; and

•	Ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2009.

Your Board recommends that you vote “FOR” each of the nominees to the Board, and “FOR” the ratification of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2009.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares:

•	“FOR” all of the nominees for Class I director; and

•	“FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2009.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy or by voting in person at the meeting. To request an additional proxy card, or if you have any questions about the meeting or how to vote or revoke your proxy, you should contact Kevin M. Shook, our Treasurer and Chief Financial Officer, at (717) 735-1660.

If you hold your shares in street name, contact your broker, bank, trust company or other nominee regarding how to instruct your nominee to revoke your proxy and change your vote.

If you are a participant in our Employee Stock Ownership Plan, you may revoke your proxy and change your vote as described above, but only until 5:00 p.m. on May 8, 2009.

How can I attend the meeting?

Attendance at the meeting will be limited to shareholders of record as of March 23, 2009, the record date, their authorized representatives and guests of the Company.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trust companies or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries or fees, if any.

Can I receive future proxy statements and annual reports electronically instead of receiving paper copies through the mail?

No. We do not offer electronic delivery of these documents at this time, but we may offer this service in the future. Investors may view our proxy statement, annual report and Form 10-K at http://www.easterninsuranceholdings.com/annualmeetingmaterials.

You may view our SEC filings, corporate governance documents and other materials by accessing the “Investor Relations” page on our website at www.easterninsuranceholdings.com.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding persons or entities known to our management to own of record or beneficially, as of the record date, 5% or more of the outstanding shares of our common stock. The percentage ownership is based on 9,691,257 shares outstanding as of the record date.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock
Northaven Management, Inc. and its affiliates, Paul R. Burke (1) Richard Brown 375 Park Avenue Suite 2709 New York, New York 10152	553,049	5.50%

PNC Financial Services Group, Inc., as trustee of the Eastern Insurance Holdings, Inc. Employee Stock Ownership Plan One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222-2707	760,683	7.85%

(1)	Mr. Burke is a principal of Northaven Management, Inc. and its affiliates and a director of EIHI. Affiliates of Northaven Management, Inc. include Northaven Partners, L. P., Northaven Partners II, L. P., Northaven Partners III, L.P., Northaven Offshore, Ltd. and Northaven Associates, LLC. Amount includes 8,522 shares of restricted stock granted to Mr. Burke, as a director of EIHI, on January 3, 2007, that vest ratably over a five year period but as to which Mr. Burke has voting control. Amount also includes 8,522 shares issuable pursuant to a vested option as part of an option for 21,304 shares granted to Mr. Burke, as a director of EIHI on January 3, 2007, that vests ratably over a five year period.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information, including information regarding beneficial ownership of shares of our common stock outstanding as of the record date, for (i) our directors (which includes the three Class III nominees for election as directors), (ii) each of our named executive officers identified in the Summary Compensation Table, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, each EIHI director and each named executive officer holds sole voting and investment power over the shares listed as beneficially owned and the shares constitute less than 1% of the outstanding shares. Unless otherwise indicated in a footnote, shares are not pledged as security. In addition, footnotes indicate shares included in the table that are subject to options outstanding and vested under our stock option plans as of, or within 60 days after, the record date.

	Amount and Nature of Beneficial Ownership	Percentage of Common Stock
Directors
Ronald L. King (1)	32,044	*
Robert M. McAlaine (2)	132,013	1.36%
John O. Shirk (1)	34,544	*
W. Lloyd Snyder III (1)(3)	111,494	*
Richard Stevens III (1)	27,044	*
Charles H. Vetterlein, Jr. (1)	27,044	*
Lawrence W. Bitner (1)(4)	335,079	3.46%
Paul R. Burke (1)(5)	553,049	5.71%
Bruce M. Eckert (6)	234,576	2.42%
Scott C. Penwell (1)	89,533	*

Named Executive Officers
Michael L. Boguski (7)	137,985	1.42%
Kevin M. Shook (8)	67,186	*
Robert A. Gilpin (9)	49,750	*
Suzanne M. Emmet (10)	33,734	*
All directors and executive officers as a group (14 persons)	1,865,075	19.2%

*	Less than 1%
(1)	Includes 8,522 shares of restricted stock granted on January 3, 2007, that vest ratably over a five year period but as to which the director has voting control. Includes 8,522 shares issuable pursuant to a vested option as part of an option for 21,304 shares granted on January 3, 2007, that vests ratably over a five year period.
(2)	Includes 13,007 shares of restricted stock granted on January 3, 2007, that vest ratably over a five year period but as to which Mr. McAlaine has voting control. Includes 4,000 shares of common stock held in trusts for Mr. McAlaine’s daughter (2,000 shares) and son (2,000 shares), for which Mr. McAlaine and his wife are co-trustees. Includes 13,006 shares issuable pursuant to a vested option as part of an option for 32,516 shares granted on January 3, 2007, that vests ratably over a five year period.
(3)	Includes 4,450 shares of common stock which Mr. Snyder gifted to his two daughters (1,550 each) and his son (1,350 shares) over which Mr. Snyder retained investment control.

(4)	Includes 180,291 shares of common stock that were issued to Mr. Bitner pursuant to his cashless exercise of a warrant to acquire 244,879 shares of EIHI common stock on March 10, 2009. The warrant also entitled Mr. Bitner to purchase up to 61,220 additional shares of EIHI common stock upon the Company meeting a premium income threshold in connection with its specialty reinsurance segment. Because this premium income threshold was not met before the specialty reinsurance segment was discontinued, Mr. Bitner will not be able to purchase these shares pursuant to the warrant.
(5)	Includes shares owned or controlled by Northaven Management, Inc. and its affiliates.
(6)	Includes 54,941 shares of restricted stock granted to Mr. Eckert on January 3, 2007, that vest ratably over a five year period but as to which the director has voting control. Includes 37,674 shares issuable pursuant to a vested option as part of an option for 94,185 shares granted to Mr. Eckert on January 3, 2007, that vests ratably over a five year period.
(7)	Includes 39,244 shares of restricted stock granted to Mr. Boguski on January 3, 2007, that vest ratably over a five year period but as to which the officer has voting control. Includes 32,965 shares issuable pursuant to a vested option as part of an option for 82,412 shares granted to Mr. Boguski on January 3, 2007, that vests ratably over a five year period.
(8)	Includes 25,116 shares of restricted stock granted to Mr. Shook on January 3, 2007, that vest ratably over a five year period but as to which the officer has voting control. Includes 23,546 shares issuable pursuant to a vested option as part of an option for 58,866 shares granted to Mr. Shook on January 3, 2007, that vests ratably over a five year period.
(9)	Includes 12,588 shares of restricted stock granted to Mr. Gilpin on January 3, 2007, that vest ratably over a five year period but as to which the officer has voting control. Includes 14,128 shares issuable pursuant to a vested option as part of an option for 35,319 shares granted to Mr. Gilpin on January 3, 2007, that vests ratably over a five year period.
(10)	Includes 9,419 shares of restricted stock granted to Ms. Emmet on January 3, 2007, that vest ratably over a five year period but as to which the officer has voting control. Includes 9,418 shares issuable pursuant to a vested option as part of an option for 23,546 shares granted to Ms. Emmet on January 3, 2007, that vests ratably over a five year period.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and any persons owning 10% or more of our common stock, to file in their personal capacities initial statements of beneficial ownership on Form 3, statements of changes in beneficial ownership on Form 4 and annual statements of beneficial ownership with the Commission on Form 5. Persons filing such beneficial ownership statements are required by SEC regulation to furnish us with copies of all such statements filed with the Commission. The rules of the Commission regarding the filing of such statements require that “late filings” of such statements be disclosed in our proxy statement. Based solely on our review of Forms 3 and 4 and amendments thereto furnished to us during the 2008 fiscal year and Forms 5 and amendments thereto furnished to us with respect to the 2008 fiscal year, we believe that all such statements were timely filed in 2008, with the exception of the following Form 4 reports which were filed late due to administrative oversights: filed November 17, 2008 for Bruce M. Eckert reporting the open market purchase of 500 shares in his IRA account on November 12, 2008; filed December 1, 2008 for Robert Gilpin reporting the open market purchase of 200 shares in his children’s UGMA accounts on November 26, 2008.

ELECTION OF DIRECTORS

General Matters

Our articles of incorporation provide that the number of directors shall consist of not less than five nor more than 15 members, as fixed by the Board from time to time. The Board currently consists of 10 directors.

The articles of incorporation also divide the Board into three classes, which under applicable law, must be, in terms of the number of directors in each class, as nearly equal as possible.

The current members and Class composition of the Board are set forth in the following table:

Class I (to serve until 2009)	Class II (to serve until 2010)	Class III (to serve until 2011)
Paul R. Burke	Lawrence W. Bitner	Robert M. McAlaine
Ronald L. King	Bruce M. Eckert	Scott C. Penwell
Richard Stevens III	John O. Shirk	Charles H. Vetterlein, Jr.
W. Lloyd Snyder III

Richard Stevens III, a Class I director, will retire as a director at the annual meeting. Upon Mr. Stevens’ retirement, the size of the Board will be reduced from ten to nine members by moving Mr. Snyder from Class II to Class I and reducing the size of Class II from four to three members. Accordingly, Mr. Snyder has been nominated for election as a Class I director at the annual meeting.

Nominees for Election as Class I Directors—Terms Expiring in 2012

Based on the recommendation of the nominating/governance committee, the Board of Directors has nominated (with each director abstaining as to his own nomination) Paul R. Burke, Ronald L. King, and W. Lloyd Snyder III for election as Class I directors of the Company with terms expiring at the 2012 annual meeting of shareholders. Each of the nominees has consented to being named in this Proxy Statement and to serve if duly elected by the shareholders. If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board. We, however, have no present reason to believe that any Class I nominee will be unable to serve as a director, if elected.

The three nominees who receive the highest number of votes cast at the meeting will be elected Class I directors. Shares represented by properly delivered proxies, unless indicated otherwise, will be voted “FOR” the election of the three nominees named above as Class I nominees with terms expiring at the 2012 annual meeting of shareholders. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by voting his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

Independence of Directors and Certain Relationships

Pursuant to the applicable rules of the Nasdaq Global Market, our Board must consist of at least a majority of independent directors who meet the criteria for independence required by the Nasdaq Global Market and all other applicable legal requirements. Except for Mr. Eckert, all of our directors are non-employee directors. As described below, the Board has affirmatively determined that all non-employee directors, other than Mr. Bitner, are independent directors within the meaning of the Nasdaq Global Market rules.

Through an annual questionnaire process, the Board, with the assistance of outside counsel, conducts an annual evaluation of director independence under the Nasdaq Global Market rules and, with respect to directors serving on the audit committee, applicable SEC rules and regulations. In connection with this process, the Board evaluated commercial, charitable, consulting, social, familial or other relationships between each director or immediate family member and their related interests, on one hand, and EIHI and its affiliates on the other, including those relationships described under “Additional Information Regarding Directors and Officers.” As a result of these evaluations, the Board determined that each of our non-management directors, other than Mr. Bitner, is independent under the applicable Nasdaq Global Market rules and regulations. Mr. Bitner is an investor in Alliance Impairment Management, Inc., which provides claims administration services to certain of our insurance company subsidiaries. The details of this relationship are more fully described in the Section entitled “Related Party Transactions and Policies and Procedures.”

Committees of the Board

Our Board has established various committees, including an audit committee, a compensation/human resources committee, an executive committee, a finance/investment committee, an acquisition committee and a nominating/governance committee. These committees will operate in accordance with written charters, which are reviewed on an annual basis by each committee.

Audit Committee

Members:	Paul R. Burke, Chairman
W. Lloyd Snyder III
Richard Stevens III

Our Board has determined that each member of the audit committee is independent in the judgment of the Board and as defined by the regulations of the Nasdaq Global Market and the SEC’s rules and regulation. Mr. Burke has been designated the audit committee financial expert. The committee is responsible, among other things, for the appointment, compensation, oversight, and termination of our independent auditors and the approval of non audit services proposed to be performed. The committee also assists the Board in providing oversight over the integrity of our financial statements, internal controls and our compliance with applicable legal and regulatory requirements. The audit committee meets at least quarterly and at each quarterly meeting meets with the independent auditors in an executive session without management present. When Mr. Stevens retires as a director at the annual meeting, Mr. Ronald L. King will replace Mr. Stevens on the audit committee.

Our audit committee met five times in 2008.

The audit committee is governed by a written charter which complies with the requirements of the Nasdaq Global Market’s listing standards and SEC rules and regulations. A copy of the audit committee’s charter is posted, in full text, on our website at http://www.easterninsuranceholdings.com under the tab “Investor Relations.”

Nominating/Governance Committee

Members:	John O. Shirk, Chairman
Paul R. Burke
Ronald L. King
Charles H. Vetterlein, Jr.

Our Board has determined that each member of the nominating/governance committee is independent in the judgment of the Board and as defined by the regulations of the Nasdaq Global Market. The committee is responsible for nominating individuals to stand for election as directors at the Annual Meeting of Shareholders, assisting the Board in the event of any vacancy on the Board by identifying and recommending to the Board qualified individuals to fill such vacancy, and recommending to the Board, on an annual basis, nominees for each Board committee. The nominating/governance committee will consider nominees recommended by shareholders and, in considering such candidates, the committee will apply the same criteria it applies in connection with committee-recommended candidates. Shareholders may nominate persons for election as directors in accordance with the procedures set forth in Section 1.3 of our bylaws. Notification of such nomination, containing the required information, must be mailed to the Chairman of the Board not less than 90 days or more than 120 days prior to any meeting of shareholders called for the election of directors.

The nominating/governance committee met one time in 2008.

The nominating/governance committee is governed by a written charter which complies with the requirements of the Nasdaq Global Market’s listing standards. A copy of the nominating/governance committee’s charter is posted, in full text, on our website at http://www.easterninsuranceholdings.com under the tab “Investor Relations.”

Compensation/Human Resources Committee

Members:	Ronald L. King, Chairman
Richard Stevens III
Charles H. Vetterlein, Jr.

Our Board has determined that each member of the compensation/human resources committee is independent in the judgment of the Board and as defined by the regulations of The Nasdaq Global Market. For a more detailed description of the compensation/human resources committee, see “The Compensation/Human Resources Committee” on page 15. When Mr. Stevens retires as a director at the annual meeting, Mr. John O. Shirk will replace Mr. Stevens on the compensation/human resources committee.

The compensation/human resources committee met two times in 2008.

The compensation/human resources committee is governed by a written charter. A copy of the compensation/human resources committee’s charter is posted, in full text, on our website at http://www.easterninsuranceholdings.com under the tab “Investor Relations.”

The Executive Committee

Members:	Robert M. McAlaine, Chairman
Lawrence W. Bitner
Bruce M. Eckert
John O. Shirk

The executive committee serves as a resource for management to seek guidance on issues between regularly scheduled meetings or with respect to matters that generally do not warrant calling a special board meeting. In addition, from time to time, the executive committee may be asked to study strategic issues in greater depth than may be practical for the Board as a whole.

The executive committee met four times in 2008.

The Finance/Investment Committee

Members:	W. Lloyd Snyder III, Chairman
Robert M. McAlaine
Scott C. Penwell

The finance/investment committee is responsible for overseeing our investment portfolio and policy and monitoring interest rates, liquidity and market risk.

The finance/investment committee met five times in 2008.

The Acquisition Committee

Members:	Robert M. McAlaine, Chairman
Bruce M. Eckert
Paul R. Burke
Scott C. Penwell
John O. Shirk
W. Lloyd Snyder III

A key element of our strategic plan is to deploy the capital raised in connection with our initial public offering by making prudent acquisitions. To that end, the Board has formed a committee whose function is to assist management in the evaluation of acquisition opportunities.

The acquisition committee met 12 times in 2008.

Nominating/Governance Committee Process for the Selection of Nominee Candidates

As part of its first meeting after completion of our initial public offering in 2006, the nominating/governance committee determined that it would develop written criteria that candidates for nomination to the Board should meet. At present, the nominating/governance committee evaluates candidates for nomination to the Board in the context of the needs of the Board, whether the nominee’s skills are complementary to the existing Board members’ skills, and assesses any material relationships with the Company or third parties that might adversely affect independence and objectivity, as well as such other criteria as the nominating/governance committee determines to be relevant at the time. The nominating/governance committee and our Chief Executive Officer will interview candidates that meet the criteria, and the nominating/governance committee will recommend to the Board nominees that best suit the Board’s needs. The nominating/governance committee may from time to time hire an independent search firm to help identify and facilitate the nominating/governance committee and interview process of director nominees.

The nominating/governance committee considers nominees recommended by shareholders that are made in accordance with the procedures set forth in our bylaws. Our bylaws provide that any shareholder entitled to vote for the election of directors may nominate candidates for election to the Board by giving proper notice of the nomination in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of EIHI not less than 90 days nor more than 120 days prior to such annual meeting. Potential nominees recommended by shareholders who comply with these procedures receive the same consideration that the nominating/governance committee’s nominees receive.

Attendance of Meetings

The Board met a total of five times in 2008, and each director attended at least 75% of the total number of meetings of the Board and its committees on which the director served during 2008 based on the number of such meetings held during the period for which each person served as a director or on a committee. Each time there was a regularly scheduled Board meeting in 2008, our non-employee members of the Board also met in executive session without management present with our Chairman, Mr. Robert M. McAlaine, acting as presiding director at such meetings. The Board plans to meet in executive sessions without management at least two times in 2009, with Mr. McAlaine presiding over such meetings.

DIRECTORS OF EASTERN INSURANCE HOLDINGS, INC.

The principal occupation and business experience during the last five years of, and other information with respect to, each of our 10 directors is described below. Ages are as of March 23, 2009. Except as otherwise indicated, none of the corporations or organizations listed below are a parent, subsidiary or other affiliate of EIHI.

Name	Age	Principal Occupation During the Past Five Years/Public Directorships	Year Term Expires	Director Since
Lawrence W. Bitner	60	President of AmWINS Program Underwriters, Inc., an independent insurance producer, since 1999.	2010	2006

Paul R. Burke	46	Co-founder of Northaven Management, Inc., a private investment firm focused on the financial services industry. Mr. Burke has served as an officer, a director and shareholder of Northaven Management since 1995.	2009	2006

Bruce M. Eckert	65	Chief Executive Officer of EIHI since 2005. Chairman and Chief Executive Officer of Eastern Holding Company, Ltd., a predecessor of EIHI, and its subsidiaries since 1987.	2010	2006

Ronald L. King	64	Business consultant and Chairman Emeritus of Specialty Products & Insulation Co. (a building products distribution company) since 2004. Prior thereto, Mr. King was Chairman, President and Chief Executive Officer of Specialty Products & Insulation Co. from 1993 to 2004.	2009	2006

Robert M. McAlaine	71	Chairman of ELH (formerly Educators Mutual Life Insurance Company) since 2004, and a director since 1987. Prior thereto, Mr. McAlaine was Managing Partner of iNetVenture Partners, a technology consulting firm that he co-founded in 2000. From 1980 to 1999, Mr. McAlaine was Chairman, President and Chief Executive Officer of Namico, Inc., a manufacturer of institutional and industrial cleaning products.	2011	2006

Scott C. Penwell	56	Shareholder in the law firm of Stevens & Lee P.C. since 2004. Prior thereto, Mr. Penwell was a partner in the law firm of Duane Morris LLP from 1989 to 2003.	2011	2006

John O. Shirk	65	Senior counsel in the law firm of Barley Snyder LLC since 1974. Director of Fulton Financial Corporation.	2010	2006

W. Lloyd Snyder III	65	Principal of Snyder & Company, an investment banking firm, since 1973. Chairman of Huff Paper Co., a redistributor of food service and janitorial products, since 1977.	2009(1)	2006

Richard Stevens III	76	Founder and owner of rs3associates, a technology consulting firm, since 2001.	2009	2006

Charles H. Vetterlein, Jr.	48	President of Philadelphia office of Hilb, Rogal and Hobbs, an insurance brokerage firm, from 1996 to October 2008. Managing Partner of Philadelphia office of Willis HRH since October 2008.	2011	2006

(1)	When Mr. Stevens retires as a director at the annual meeting, Mr. Snyder will move from Class II to Class I and will stand for re-election with the other Class I nominees at the annual meeting who, if elected, will serve until 2012.

THE COMPENSATION/HUMAN RESOURCES COMMITTEE

Committee Members and Independence

Ronald L. King, Richard Stevens III, and Charles H. Vetterlein, Jr. are the members of the Compensation/Human Resources Committee. Mr. King is the Committee chair. When Mr. Stevens retires as a director at the annual meeting, John O. Shirk will become a member of the Compensation/Human Resources Committee. Each member of the Compensation/Human Resources Committee qualifies as an independent director under the regulations of The Nasdaq Stock Market and our standards of Board independence.

Authority and Responsibilities of Compensation/Human Resources Committee

The Compensation/Human Resources Committee operates under a written charter adopted by the Board. A copy of the charter is available online on our website at www.easterninsuranceholdings.com under “Investor Relations.” The authority and responsibilities of the Committee are:

•	to adopt and review an executive compensation philosophy that reflects our mission, vision, values, and long-term strategic objectives;

•	to administer our executive compensation programs in a manner that furthers our strategic goals and serves the interests of our shareholders;

•	to establish compensation-related performance objectives for executive officers that support our strategic goals;

•	to evaluate the job performance of the Chief Executive Officer in light of our goals and objectives;

•

to determine the total compensation levels of the senior executive officers (currently fourteen officers) and to allocate total compensation among the various components pursuant to the executive compensation philosophy;

•	to administer our equity compensation and other incentive compensation plans;

•	to make recommendations to the Board regarding equity-based and incentive compensation plans; and

•	to recommend to the Board the compensation arrangements with respect to our non-employee directors.

•	to annually review the Compensation Discussion & Analysis section included in our proxy statement.

Compensation/Human Resources Committee Process

Since becoming a public company in June 2006, the Compensation/Human Resources Committee met twice in 2006, four times in 2007 and two times in 2008. The Committee intends to meet as often as necessary, and at least once annually in an executive session without management present, to perform its duties and responsibilities. Mr. King works with the Chief Executive Officer, Chief Operating Officer and the Chief Financial Officer to establish each meeting agenda.

The Committee receives and reviews materials in advance of each meeting. The material includes information that management believes will be helpful to the Committee as well as materials that the Committee has specifically requested. Depending on the agenda for a specific meeting, the materials may include:

•	financial reports on year to date performance versus budget and comparison to prior year performance;

•	calculations and reports on levels of achievement of individual and corporate performance objectives;

•	reports on our strategic objectives and budget for future periods;

•	reports on both current and past performance versus a peer group of companies;

•	information with respect to equity compensation awards;

•	estimated value of equity awards;

•	peer and/or industry data to compare base salary, bonus, stock-based compensation and other compensation;

•

tally sheets setting forth the total compensation of the named officers which includes, base salary, cash incentives, equity awards, perquisites, and other compensation as well as amounts payable to the executives upon voluntary or involuntary termination, or following a change in control;

•	total compensation history for each employee reviewed by the Committee, including base salary, bonus, stock-based compensation and other compensation history; and

•	proposed proxy statement or other shareholder disclosure, including Compensation Discussion and Analysis.

Management’s Role in the Compensation Process

Management plays an important role in the compensation process. The most significant aspects of management’s role are:

•	evaluating employee performance;

•	establishing business performance targets and objectives; and

•	recommending salary levels, and equity and incentive awards.

We expect our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer to participate in Committee meetings, and, if the Committee requests, to provide:

•	background information regarding our strategic goals;

•	evaluation of the performance of our senior executive officers; and

•	compensation recommendations for our senior executive officers (other than the Chief Executive Officer).

Committee Advisors

At the present time, the Committee has not retained any independent compensation consultant or advisor, but expects that it may consider doing so in the future.

Annual Evaluation

The Compensation/Human Resources Committee meets in February of each year to evaluate the performance of our named executive officers to determine their annual incentive bonuses for the prior fiscal year, if any, and to establish their annual performance objectives for the current fiscal year, as well as to review and set base salaries. Other senior officer evaluations are performed on the anniversary date of employment. Incentive bonuses, if approved, are paid in February.

Performance Objectives

The Compensation/Human Resources Committee’s process begins with establishing corporate performance objectives for senior executive officers in the first quarter of each fiscal year. The Committee engages in an active dialogue with the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and other senior executive officers concerning strategic objectives and performance targets. The Committee will consider performance of the Company against budget, including specifically net income, earnings per share and return on equity. The Committee will review the appropriateness of the financial measures used in our incentive plans and the degree of difficulty in achieving specific performance targets.

Targeted Compensation Levels

Together with the performance objectives, the Compensation/Human Resources Committee will establish targeted total compensation levels for each of the named executive officers. In making its determination, the Committee will be guided by the compensation philosophy described below in the Compensation Discussion and Analysis. The Committee also will consider historical compensation levels, competitive pay practices at our peer companies, and the relative compensation levels among our senior executive officers as a group. We also will consider industry conditions, corporate performance compared to peer companies, corporate performance compared to budget, and the overall effectiveness of our compensation program in achieving desired performance levels.

As targeted total compensation levels are determined, the Committee also will determine the portion of total compensation that will be contingent, performance-based pay. Performance-

based pay generally includes cash bonuses for achievement of specific performance objectives and equity-based compensation whose value is dependent upon long-term appreciation in the price of our common stock.

Committee Effectiveness

The charter of the Compensation/Human Resources Committee provides that we review, on an annual basis, our performance and the effectiveness of our compensation program in obtaining desired results.

Reasonableness of Compensation

After considering all the components of the compensation paid to the senior executive officers, the Compensation/Human Resources Committee has determined that the compensation paid to senior executive officers is reasonable and not excessive.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

We have designed our executive compensation program with the fundamental objective of supporting our core values and strategic mission and vision. The basis of our compensation philosophy is to align the interests of management with those of our shareholders. The following principles influence and guide the Compensation/Human Resources Committee’s compensation decisions:

•

The Compensation/Human Resources Committee examines our business plan and strategic objectives in order to ensure that its compensation decisions attract and retain leaders and reward them for achieving our strategic objectives.

•	At the core of our compensation philosophy is our belief that we should link pay directly to performance. This philosophy guides our compensation related decisions.

•	A portion of executive officer compensation is contingent and variable on achievement of corporate and/or individual performance objectives.

•	Our equity compensation plans do not permit discounted stock options, reload stock options, and re-pricing of stock options.

•	The Compensation/Human Resources Committee believes that compensation should generally increase with position and responsibility.

•	Total compensation is higher for individuals with greater responsibility and greater ability to influence our achievement of targeted results and strategic initiatives.

•	As position and responsibility increases, a greater portion of the executive officer’s total compensation becomes performance-based and contingent on the achievement of performance objectives.

•

Equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term appreciation in the value of our common stock.

Business Context

We are committed to maximizing shareholder value by aggressively building our business lines and units through an entrepreneurial customer-focused strategy. The success of this strategy depends on a highly skilled executive team of unquestioned integrity committed to delivering creative solutions for driving increased market share and customer loyalty.

As a result, we have adopted guiding compensation principles that will directly align the interests of executives with shareholders in accomplishing these objectives. These guiding principles are as follows:

•	Attracting and retaining quality executive leadership;

•	Ensuring the alignment of the interests of executives and shareholders;

•	Motivating executives through competitive total compensation opportunities based on job scope and sustained individual and company performance; and

•	Using equity compensation as our long-term compensation component.

Compensation Targets

We believe that information regarding pay practices at peer companies is useful in two respects. First, we recognize that our compensation practices must be competitive if we are to attract and retain quality executives. Second, this information is one of the many factors that we consider in assessing the reasonableness of our compensation package. Accordingly, we review compensation levels for our named executive officers against compensation levels at the companies in a peer group which the Committee has identified.

We base executive compensation opportunities on peer group information to determine competitive levels for base salary, short-term (annual) and long-term incentives, and executive benefits and perquisites. We base actual compensation on competitive pay levels as well as individual positions in the executive group. We do not use formulas to allocate compensation between long and short-term compensation or between equity and non-equity awards, rather we target all compensation components, base salary, annual and long-term incentives (including equity awards), benefits, and perquisites, at median market levels compared to our peer group, with the variable components having significant upside potential and downside risk to reinforce pay for performance. We use the same peer group to assess business performance. The peer group will change over time as needed, adding and replacing companies to reflect our asset size and competitive market for executive talent. Set forth below was our peer group as of December 31, 2008:

•	SeaBright Insurance Holdings, Inc.

•	First Mercury Insurance Company

•	ProCentury Corporation

•	PMA Capital Corporation

•	CRM Holdings, Inc.

•	American Safety Insurance Holdings, Ltd.

•	Mercer Insurance Group

•	Employers Holdings, Inc.

For 2008, compensation paid to our named executive officers consisted of base salary, short-term cash incentives and equity-based compensation. Our 2006 Stock Incentive Plan was adopted by shareholders at the end of 2006. However, no awards were made to any of the named executive officers under this plan in 2008. Executive officers are also eligible for participation in company-wide benefits plans, including our employee stock ownership plan. We provide certain executive officers with automobile allowances. One of the executive officers receives a club membership at a club that does not accept corporate members, and which the executive uses primarily for business purposes. There are no other material perquisites. Incentive awards are directly related to both corporate and individual performance. Market data, individual performance, retention needs, and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation.

Furthermore, together with the performance objectives, the Compensation/Human Resources Committee will establish targeted total compensation levels for each of the senior executive officers. In making its determination, the Compensation/Human Resources Committee will be guided by the compensation philosophy described in this Compensation Discussion and Analysis. The Compensation/Human Resources Committee also will consider historical compensation levels, competitive pay practices at our peer companies, the size of the companies in the peer group and the relative compensation levels among our senior executive officers as a group. We also will consider industry conditions, corporate performance compared to peer companies, and the overall effectiveness of our compensation program in achieving desired performance levels.

As targeted total compensation levels are determined, the Compensation/Human Resources Committee also determines the portion of total compensation that will be contingent, performance-based pay. Performance-based pay generally includes cash bonuses for achievement of specific performance objectives and equity-based compensation whose value is dependent upon long-term appreciation in the price of our common stock.

Base Salaries

Base salary is a critical element of executive compensation because it provides our executive officers with a base level of bi-weekly income. In determining the base salaries of senior executive officers, the Compensation/Human Resources Committee considers the following criteria:

•	the overall job scope and responsibilities;

•	the executive’s qualifications, including education and experience level;

•	the goals and objectives established for the executive;

•	individual performance versus objectives;

•	the executive’s past performance;

•	competitive salary practices at peer companies;

•	internal pay equity; and

•	the tax deductibility of base salary.

We annually review the base salaries for our named executive officers to assess the above criteria and determine any necessary adjustments. We generally adjust the base salaries in February of each year. Periodic increases also may occur if warranted due to significant increases in job scope and responsibility.

Short-Term Incentive Compensation

We have a short-term incentive cash bonus plan that was approved by the Compensation/Human Resources Committee and our board of directors in August 2007.

The cash bonus plan is designed to reward achievement of company, market, and individual performance objectives, as well as reinforce key cultural behaviors used to achieve short-term and long-term success. Our named executive officers participate in the cash bonus plan. The bonuses paid in February 2008 and February 2009 with respect to the years ended December 31, 2007 and 2008, respectively, were discretionary bonuses awarded by the Committee based on Company performance.

The cash bonus plan provides as follows:

•

A bonus pool equal to 5% of the total budgeted base salary expense will be reserved for estimated annual bonuses (the “Target Bonus Pool”). Actual cash bonuses (“Actual Cash Bonuses”), in any year, may not exceed 10% of the total budgeted annual base salary expense under the plan.

•	The following four factors, which are equally weighted, will be used to calculate the Actual Cash Bonuses:

1.	net income (25% of potential Actual Cash Bonus);

2.	diluted earnings per share (25% of potential Actual Cash Bonus);

3.	return on average equity (25% of potential Actual Cash Bonus); and

4.	subjective evaluation of strategic plan performance and comparison of peer group compensation (25% of potential Actual Cash Bonus).

•

The first three factors, which comprise 75% of the potential Actual Cash Bonus, will be calculated by comparing our actual annual financial performance with respect to each factor against budgeted annual results for each factor. The potential Actual Cash Bonus with respect to each of the first three factors will be increased by $25,000 for each increment of 10 percent that the actual annual results exceed the budgeted annual results. The potential Actual Cash Bonus with respect to each of the first three factors will be reduced by 25% for each increment of 10% that the actual annual results are less than the budgeted annual results. If actual annual results are less than 30% of budgeted annual results with respect to any of the first three factors, no bonus will be awarded with respect to that factor.

•

With respect to the fourth factor, which comprises 25% of the potential Actual Cash Bonus, we will subjectively evaluate each senior officer’s performance in light of the goals of our overall strategic plan and compare the amount of bonuses paid to senior officers by our peers as a percentage of base salary.

•

For 2008, the Target Bonus Pool was $496,000 (5% of the 2008 budgeted salary expense of $9.9 million). As a result of our 2008 performance with respect to the following criteria, the aggregate amount available for Actual Cash Bonuses was $124,000:

•	we had a net loss for the year ended December 31, 2008, and thus did not meet our target net income amount of $11.7 million;

•	we had a diluted loss per share for the year ended December 31, 2008, and thus did not meet our target diluted earnings per share amount of $1.18 per share;

•	we had a negative return on average equity for the year ended December 31, 2008, and thus did not meet our target amount of positive 6.7; and

•	the amount available with respect to strategic plan performance and peer group compensation was $124,000 (25% of the $496,000 Target Bonus Pool), based on our subjective evaluation of these factors.

Based on the subjective component above, we approved the following bonuses: $0 for Mr. Eckert; $0 for Mr. Boguski; $0 for Mr. Shook; $15,000 for Mr. Gilpin; and $15,000 for Ms. Emmet.

Long-Term Incentive Compensation

We believe in maintaining a strong correlation between shareholders’ long-term interests and objectives for executives. This correlation is strengthened by using equity-based compensation through programs that are easily understood and incorporate long-term business growth strategies.

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to our executive officers with gains realized by shareholders. We have elected to use stock options and restricted stock as the primary equity compensation vehicles. We award all options and restricted stock pursuant to the 2006 Stock Incentive Plan, which we describe in detail under “Equity Compensation Plan.” Under the 2006 Plan, we may grant both incentive stock options and nonqualified stock options.

We use stock options as a long-term incentive vehicle because, among other things:

•

we believe that stock options align the interests of executives with those of the shareholders, support a pay for performance culture, facilitate executive stock ownership and focus the executive management team on increasing value for our shareholders;

•

stock options are performance-based. All the value received by the recipient from exercising a stock option is based upon the increase in the value of a share of our common stock above the option exercise price;

•	stock options help to provide a balance to the overall compensation program; and

•	the vesting period encourages executive retention and, we believe, the preservation of shareholder value.

All stock options include the following features:

•	the term of grants do not exceed 10 years (in the case of incentive stock options) and 10 years and one month (in the case of non-qualified stock options);

•	the grant price is not less than the closing price of a share of our common stock on the date of grant;

•	grants do not include “re-load provisions”; and

•	re-pricing of options is prohibited.

We also use restricted stock as a long-term incentive vehicle because, among other things:

•	restricted stock provides an equally motivating form of incentive compensation as stock options; and

•	awarding restricted stock permits us to use fewer shares than options to deliver the same potential value to the executive, which reduces the potential dilution to our shareholders.

In determining the number of options and shares of restricted stock that we grant to our executive officers as long-term incentive compensation, the Compensation/Human Resources Committee takes into account the individual’s position, scope of responsibility, and the level of award in relation to other elements of the executive’s total compensation.

We did not make any awards of restricted stock or options under the 2006 Plan to any of the named executive officers in 2008 for 2007 performance or in 2009 for 2008 performance.

Equity Awards

Value of Equity Awards

All equity awards to our employees, including the named executive officers, are reflected in our consolidated financial statements, based on applicable accounting guidance, at fair market value on the grant date in accordance with SFAS 123(R).

Timing of Stock Option Grants

Subject to certain exceptions described below, we plan the dates of our equity awards, including stock options well in advance of any actual grant. Except in highly unusual circumstances, we do not grant stock options to executive officers at other dates. The grant date of stock options is established when the Compensation/Human Resources Committee approves the grant and all key terms have been determined. Under the terms of each of the 2006 Stock Plan, the exercise price of each of our stock option grants is the closing price of our common stock on the grant date. In general, the Compensation/Human Resources Committee intends to review and approve all equity awards in February of each year. Grant dates will be set at least forty-eight hours after any earnings announcement.

Internal Pay Equity

We believe that internal pay equity is an important factor to be considered in establishing compensation for executive officers. We have not established a formal policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other executive officers, but we review compensation levels to ensure that appropriate equity exists.

The Tax Deductibility of Compensation Should Be Maximized Where Appropriate

We generally seek to maximize deductibility for tax purposes of all elements of compensation. The Compensation/Human Resources Committee reviews compensation plans in light of applicable tax provisions, including Section 162(m) of the Internal Revenue Code, and may revise compensation plans from time to time to maximize deductibility. The Committee may, however, approve compensation that does not qualify for deductibility when the Committee deems it to be in our best interest.

COMPENSATION/HUMAN RESOURCES COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based upon our review and discussion with management, we have recommended to the Board that the Compensation and Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Submitted by:

THE COMPENSATION/HUMAN RESOURCES COMMITTEE

Ronald L. King, Chairman
Richard Stevens III
Charles Vetterlein, Jr.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation/Human Resources Committee Report shall not be incorporated by reference into any such filings.

SUMMARY COMPENSATION TABLE—2008

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) (1)(2)		BONUS ($)		STOCK AWARDS ($) (3)		OPTION AWARDS ($) (3)		NON-EQUITY INCENTIVE PLAN COMPENSATION ($)		CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)		ALL OTHER COMPENSATION ($) (4)		TOTAL ($)

Bruce M. Eckert Chief Executive Officer	2008 2007 2006	$ $ $	427,846 409,950 391,800	$ $ $	0 180,000 85,000	$ $ $	157,595 156,300 0	$ $ $	95,075 94,293 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	35,996 76,804 28,233	$ $ $	716,512 917,347 505,033

Michael L. Boguski President and Chief Operating Officer	2008 2007 2006	$ $ $	326,000 302,154 265,000	$ $ $	0 180,000 85,000	$ $ $	112,568 111,643 0	$ $ $	83,191 82,507 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	47,185 90,541 42,233	$ $ $	568,943 766,845 392,233

Kevin M. Shook Treasurer and Chief Financial Officer	2008 2007 2006	$ $ $	242,307 226,154 192,500	$ $ $	0 100,000 70,000	$ $ $	72,043 71,451 0	$ $ $	59,422 58,934 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	37,065 81,491 34,830	$ $ $	410,838 538,030 297,330

Robert A. Gilpin Senior Vice President of Marketing	2008 2007 2006	$ $ $	180,000 169,423 154,385	$ $ $	15,000 50,000 27,500	$ $ $	36,022 35,726 0	$ $ $	35,653 35,360 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	33,213 70,353 30,981	$ $ $	299,887 360,862 212,866

Suzanne M. Emmet Senior Vice President of Claims	2008 2007 2006	$ $ $	170,576 146,000 134,250	$ $ $	15,000 45,000 22,500	$ $ $	27,016 26,794 0	$ $ $	27,731 27,503 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	30,908 61,121 22,599	$ $ $	271,231 306,418 179,349

Footnotes

(1)	“Salary” is the actual base pay compensation paid through December 31. As of December 31, 2008, the named executive officer’s annual base salaries were as follows:

Bruce M. Eckert	$430,000
Michael L. Boguski	$330,000
Kevin M. Shook	$245,000
Robert A. Gilpin	$180,000
Suzanne M. Emmet	$175,000

(2)	On February 23, 2009, we set the annual base salaries of the named executive officers for 2008 as follows:

Bruce M. Eckert	$430,000
Michael L. Boguski	$330,000
Kevin M. Shook	$245,000
Robert A. Gilpin	$190,000
Suzanne M. Emmet	$182,500

(3)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123(R), of awards pursuant to our 2006 Stock Incentive Plan (which is more fully described under the caption “Our Compensation Plans”). Assumptions used in the calculation of this amount are included in footnotes to our audited financial statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the SEC on March 13, 2009.

(4)	Includes the following payments that we paid to or on behalf of the named executive officers:

Name	Year	Car Allowance Or Personal Use Of Company Car ($) (*)		Club Membership ($)		Contribution To 401(k) Plan and ESOP ($) (**)		Total ($)

Bruce M. Eckert	2008 2007 2006	$ $ $	11,878 9,000 9,000	$ $ $	0 0 0	$ $ $	24,118 70,054 19,233	$ $ $	35,996 79,054 28,233

Michael L. Boguski	2008 2007 2006	$ $ $	18,342 10,200 10,200	$ $ $	6,200 7,950 6,200	$ $ $	22,643 73,241 25,833	$ $ $	47,185 91,391 42,233

Kevin M. Shook	2008 2007 2006	$ $ $	15,218 9,000 9,000	$ $ $	0 0 0	$ $ $	21,847 73,241 25,833	$ $ $	37,065 82,241 34,833

Robert A. Gilpin	2008 2007 2006	$ $ $	10,778 10,200 10,200	$ $ $	0 0 0	$ $ $	22,435 61,003 20,781	$ $ $	33,213 71,203 30,981

Suzanne M. Emmet	2008 2007 2006	$ $ $	9,885 9,000 4,500	$ $ $	0 0 0	$ $ $	21,023 52,871 18,099	$ $ $	30,908 61,871 22,599

(*)	Includes gas card. The value that we attribute to the personal use of automobiles (calculated in accordance with Internal Revenue Service guidelines) are included as compensation on the W-2 forms of the named executive officers who receive such benefits. Each such named executive officer is responsible for paying income tax on such amount. We determined the aggregate incremental cost of any personal use of cars in accordance with the requirements of the U.S. Treasury Regulation § 1.61-21.
(**)	The value of the Company’s contribution to the ESOP for each named executive officer is equal to the number of shares contributed by the Company multiplied by $8.03, the closing price of the Company’s common stock on December 31, 2008. The Company’s contribution to the ESOP vests ratably over six years.

Grants of Plan Based Awards—2008

The named executive officers did not receive any plan-based award grants during the year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year End—2008

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Bruce M Eckert	18,837	75,348	0	$14.35	1/3/17	43,953	$401,123	0	N/A
Michael L. Boguski	16,482	65,930	0	$14.35	1/3/17	31,395	$252,102	0	N/A
Kevin M. Shook	11,773	47,093	0	$14.35	1/3/17	20,093	$160,744	0	N/A
Robert A. Gilpin	7,064	28,255	0	$14.35	1/3/17	10,046	$80,669	0	N/A
Suzanne M. Emmet	5,494	21,977	0	$14.35	1/3/17	7,535	$60,506	0	N/A

(1)	All stock options reported in this table were granted on January 3, 2007, and vest at a rate of 20% per year over 5 years.
(2)	All shares of restricted stock reported in this table were granted on January 3, 2007, and vest at a rate of 20% per year over 5 years.
(3)	The market value is equal to the number of shares of restricted stock multiplied by $8.03, the closing price of the Company’s common stock on December 31, 2008.

Option Exercises and Stock Vested—2008

	Option Award		Stock Award
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Bruce M. Eckert	N/A	N/A	10,998	$178,168
Michael L. Boguski	N/A	N/A	7,849	$127,154
Kevin M. Shook	N/A	N/A	5,023	$81,373
Robert A. Gilpin	N/A	N/A	2,512	$40,694
Suzanne M. Emmett	N/A	N/A	1,884	$30,521

(1)	Determined on the basis of the number of shares vested multiplied by $16.20, the closing price of the Company’s common stock on the vesting date, January 2, 2008.

OUR COMPENSATION PLANS

2008 Plan-Based Awards

Short-Term Incentive Compensation

Our executive officers received the following bonuses for the fiscal year ended December 31, 2008, which will be paid on March 6, 2009.

Name	Year-End Bonus
Bruce M. Eckert	$0
Michael L. Boguski	$0
Kevin M. Shook	$0
Robert A. Gilpin	$15,000
Suzanne M. Emmet	$15,000

Our executive officers received the following bonuses for the fiscal year ended December 31, 2007, which were paid in 2008.

Name	Year-End Bonus
Bruce M. Eckert	$180,000
Michael L. Boguski	$180,000
Kevin M. Shook	$100,000
Robert A. Gilpin	$50,000
Suzanne M. Emmet	$45,000

Long-Term Incentive Compensation

We do not have any cash-based, long-term incentive compensation plan. The only long-term incentive compensation that we offer is stock based compensation under our 2006 Stock Incentive Plan.

Equity Compensation Plan

On December 18, 2006, our shareholders approved the Eastern Insurance Holdings, Inc. 2006 Stock Incentive Plan, which we refer to as the “2006 Plan.” We designed the 2006 Plan in accordance with our strong belief that we will continue to have a performance-oriented culture and will create greater shareholder value if director and key employee stock ownership levels are increased at all levels.

The 2006 Plan authorizes the Compensation/Human Resources Committee to award employees and directors incentive stock options and nonqualified stock options to purchase shares of our common stock at the fair market value per share as of the date the option is granted. The 2006 Plan also authorizes the award of shares of restricted stock to employees and directors.

Subject to certain limits set forth in the 2006 Plan, the Compensation/Human Resources Committee has the discretionary authority to determine the size of an award and any vesting or performance-based requirements. Awards under the 2006 Plan generally will not become 100% vested until after the participant has completed at least five years of employment or service with us or one of our subsidiaries. The Compensation Committee, at the time of award, may provide for a later date or dates in which an award will become 100% vested, including a date that may be tied to the satisfaction of one or more performance goals.

The 2006 Plan provides for acceleration of vesting in certain circumstances, including a change in control of EIHI. In addition, the 2006 Plan provides that, upon a participant’s termination of employment, the Compensation/Human Resources Committee may, in circumstances in which it deems it appropriate, exercise its discretion to accelerate vesting of outstanding stock option grants and restricted stock awards and extend the exercise period for vested options.

In 2008, we awarded 15,000 stock options and 5,000 shares of restricted stock under the 2006 Plan. As of December 31, 2008, there were 288,111 shares available for future issuance under the 2006 Plan.

The following table provides information about securities authorized for issuance under our equity compensation plan as of December 31, 2008:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders	612,523		$14.36	288,111	(1)
Equity compensation plans not approved by shareholders	306,099	(2)	$1.63

Total	918,622			288,111

(1)	Includes securities issuable upon the exercise of options and awards of restricted stock.
(2)	Represents a warrant held by Mr. Bitner that he earned from Eastern Holding Company, Ltd., a predecessor of EIHI, that was converted into a warrant to acquire EIHI common stock upon completion of our initial public offering in June 2006. Mr. Bitner elected to make a cashless exercise of 244,879 shares of EIHI common stock that he was entitled to purchase pursuant to this warrant on March 10, 2009. Pursuant to this cashless exercise, Mr. Bitner received 180,291 shares of EIHI common stock. Mr. Bitner was entitled to purchase additional shares under the warrant upon the Company achieving a premium income threshold which was not met. Accordingly, there will be no additional shares issued pursuant to this warrant.

Pension Benefits

Our named executive officers did not participate in or otherwise receive benefits under any pension or retirement plan that we sponsored during the year ended December 31, 2008.

Nonqualified Deferred Compensation

Our named executive officers did not earn or otherwise receive nonqualified deferred compensation benefits from us during the year ended December 31, 2008.

DESCRIPTION OF EMPLOYMENT AGREEMENTS

Bruce M. Eckert, Michael L. Boguski, Kevin M. Shook, Robert A. Gilpin, and Suzanne M. Emmet are parties to employment agreements with Eastern Holding Company, Ltd,

which we have assumed in connection with our acquisition of Eastern Holding Company, Ltd. The employment agreements specify the executive’s position and duties, term of employment, compensation, benefits, and termination rights. On December 17, 2008, these employment agreements were amended to comply with Section 409A of the Internal Revenue Code, and the final regulations issued thereunder.

Bruce M. Eckert

Mr. Eckert’s employment agreement, effective as of September 21, 2004, as amended December 17, 2008, had an initial term of three years and was automatically extended each day for an additional day until Mr. Eckert’s 65th birthday, which was March 8, 2009. Unless otherwise terminated as set forth therein, Mr. Eckert’s employment agreement will terminate on March 8, 2012.

The agreement provides an initial base salary, which, if increased by action of the Board, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan, stock option and other equity compensation plans approved by the Board. Mr. Eckert is also entitled to participate in any of our other employee benefit plans. In addition, Mr. Eckert is entitled to vacation days and an automobile allowance.

Mr. Eckert’s agreement provides that if we terminate his employment without “cause” (upon 30 days notice) or if he terminates his employment for “good reason” (by written notice within 90 days after the occurrence of the event constituting “good reason” and our failure to cure the same within 30 days thereafter) he is entitled to severance benefits under the agreement. The term “cause” means any of the following:

•

his conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving moral turpitude, or the actual incarceration of the executive for a period of ten consecutive days or more;

•

his willful refusal to follow the good faith instructions of the Board, with respect to the company’s operations, and the failure to cure such refusal within ten days after written notice is given, unless it is apparent under the circumstances that the executive is unable to cure such refusal within such period (in which case termination shall be immediate);

•

his intentional violation of the provisions of the employment agreement, after written notice is given to him by the Board, and the failure to cure such violation within ten days of such written notice, unless it is apparent under the circumstances that he is unable to cure such violation within such period (in which case termination shall be immediate);

•	material dishonesty of him in the performance of his duties; or

•	his intentional and material violation of any of our written policies that has a material and adverse effect on us.

The term “good reason” includes:

•

any reduction in his title or a material adverse change in his responsibilities or authority which are inconsistent with, or the assignment of duties and responsibilities inconsistent with, Mr. Eckert’s position and duties as Chief Executive Officer, all of which results in a material negative change to Mr. Eckert in the employment relationship;

•	a material reduction in Mr. Eckert’s salary, except for a reduction in salary for all of our similarly situated executives;

•	a reassignment requiring Mr. Eckert to move his principal residence more than 100 miles from our principal executive offices in Lancaster, Pennsylvania;

•

the failure to provide Mr. Eckert with the benefits provided under the agreement or any material reduction in such benefits, unless such failure or reduction applies to all similarly situated plan participants;

•	our giving notice of non-extension of the agreement to Mr. Eckert, which results in a material negative change to Mr. Eckert in the employment relationship; or

•	our material breach of the agreement.

If any such termination occurs, we will pay Mr. Eckert (in 36 equal monthly installments) an amount totaling three times the sum of:

•	his highest annual base salary under the agreement, and

•	the average of his annual bonuses with respect to the three calendar years immediately preceding his termination.

In addition, Mr. Eckert will be entitled to the lesser of:

•	67.5% of his highest annual base salary under the agreement, or

•	36 months of tax-effected employee benefits substantially similar to those he enjoyed over the 12-month period immediately preceding his termination.

Mr. Eckert is also entitled to any accrued compensation and any benefits to which he may be entitled under the terms of any of our plans or programs in which he is a participant. If the payments and benefits under the agreement, when aggregated with other amounts received from us, are such that Mr. Eckert becomes subject to excise tax on excess parachute payments under Sections 4999 and 280G of the Internal Revenue Code, he is entitled to receive such additional payments as are necessary to neutralize the effect on him of such excise tax and any related incremental income taxes he may be required to pay by reason of the receipt of additional amounts under the agreement.

If Mr. Eckert’s employment terminates by reason of his death and his wife survives him, she is entitled to receive his base annual salary for a period of one year. If Mr. Eckert’s employment terminates by reason of his “disability,” he will be entitled to continuation of his base annual salary, less amounts payable under any of our disability plans, until the earliest of:

•	his return to employment;

•	his attainment of age 65; or

•	his death.

The term “disability” means Mr. Eckert’s incapacitation by accident, sickness or otherwise rendering Mr. Eckert mentally or physically incapable of performing all of the essential functions of his job for a period of six months.

The agreement provides that Mr. Eckert will execute a release agreement in the event of his termination under circumstances which would entitle him to receive severance benefits.

The agreement contains provisions restricting Mr. Eckert’s right to compete with us during the three-year period after the termination of his employment.

Michael L. Boguski

Mr. Boguski’s agreement is substantially the same as Mr. Eckert’s agreement except for the following:

•	Mr. Boguski’s agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended each day for an additional day until Mr. Boguski’s 62nd birthday;

•

unless the termination of Mr. Boguski’s employment occurs after a “change of control” (as described in Section 280G(b)(2)(A)(i) of the Internal Revenue Code or as declared by the Board), in the event that Mr. Boguski is gainfully employed during the third 12-month period following his termination, any compensation paid to Mr. Boguski during such 12-month period by his employer will reduce the amounts payable to Mr. Boguski under the agreement on a dollar-for-dollar basis; and

•	the agreement contains provisions restricting Mr. Boguski’s right to compete with us during the two-year period after the termination of his employment.

Kevin M. Shook

Mr. Shook’s agreement is substantially the same as Mr. Eckert’s agreement except for the following:

•	Mr. Shook’s agreement has an initial term of two years and, and unless terminated as set forth therein, is automatically extended each day for an additional day until Mr. Shook’s 63rd birthday;

•	if Mr. Shook’s employment is terminated without “cause,” or if he terminates his employment for “good reason,” Mr. Shook will receive:

•

an amount totaling two times the sum of: (1) his highest annual base salary under the agreement, and (2) the average of his annual bonuses with respect to the three calendar years immediately preceding his termination (payable in 24 equal monthly installments); and

•

the lesser of: (1) 45% of his highest annual base salary under the agreement, and (2) 24 months of tax-effected employee benefits substantially similar to those Mr. Shook enjoyed over the 12-month period immediately preceding his termination;

•

unless the termination of Mr. Shook’s employment occurs after a “change of control,” in the event that Mr. Shook is gainfully employed during the second 12-month period following his termination, any compensation paid to Mr. Shook during such 12-month period by his employer will reduce the amounts payable to Mr. Shook under the agreement on a dollar-for-dollar basis; and

•	the agreement contains provisions restricting Mr. Shook’s right to compete with us for one year after the termination of his employment.

Robert A. Gilpin

Mr. Gilpin’s agreement is substantially the same as Mr. Eckert’s agreement except for the following:

•	Mr. Gilpin’s agreement has an initial term of one year and, unless terminated as set forth therein, is automatically extended each day for an additional day until Mr. Gilpin’s 64th birthday;

•	if Mr. Gilpin’s employment is terminated without “cause,” or if he terminates his employment for “good reason,” Mr. Gilpin will receive:

•

an amount equal to the sum of: (1) his highest annual base salary under the agreement, and (2) the average of annual bonuses with respect to the three calendar years immediately preceding his termination (payable in 12 equal monthly installments); and

•

the lesser of: (1) 22.5% of his highest annual base salary under the agreement, and (2) 12 months of tax-effected employee benefits substantially similar to those Mr. Gilpin enjoyed over the 12-month period immediately preceding his termination;

•	the agreement does not contain a provision offsetting amounts paid to Mr. Gilpin by another employer.

Suzanne M. Emmet

Ms. Emmet’s agreement is substantially the same as Mr. Gilpin’s agreement.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Each of the named executive officers will be entitled to certain benefits if such officer terminates employment under certain circumstances following a change in control. These benefits are payable pursuant to their employment agreements. These agreements are described under the caption “Description of Employment Agreements.”

We calculated the potential post-employment payments due to each of our named executive officers assuming each named executive officer terminated employment or a change in control occurred on December 31, 2008, and assuming a price per share of our common stock of $8.03 (the closing price on December 31, 2008, the last trading day of the year). Interest assumptions for the calculations used 120% of the appropriate monthly Applicable Federal Rate for December 2008. Actual amounts that we will pay out can only be determined at the time of such executive’s termination. The following table summarizes the potential payments:

		Termination for Death	Termination for Disability	Change in Control	Absent Change in Control - Involuntary Termination Not For Cause OR Voluntary Termination For Good Reason	After Change in Control - Involuntary Termination Not For Cause OR Voluntary Termination For Good Reason

Bruce M. Eckert	Base Salary (1)	$426,250	$0 - $182,051	$0	$1,258,326	$1,258,326
	Bonus (1)	$0	$0	$0	$303,364	$303,364
	Medical continuation (1)(3)	$0	$0	$0	$33,229	$33,229
	Value of accelerated stock options (2)	$0	$0	$0	$0	$0
	Value of accelerated restricted stock	$352,941	$352,941	$352,941	$0	$352,941
	Potential Excise Tax Gross-Up	N/A	N/A	$0	N/A	$633,934

	Total	$779,191	$352,941 - $534,992	$352,941	$1,594,918	$2,581,793

Michael L. Boguski	Base Salary (1)	$327,122	$0 - $1,467,463	$0	$965,692	$965,692
	Bonus (1)	$0	$0	$0	$312,143	$312,143
	Medical continuation (1)(3)	$0	$0	$0	$41,419	$41,419
	Value of accelerated stock options (2)	$0	$0	$0	$0	$0
	Value of accelerated restricted stock	$252,103	$252,103	$252,103	$0	$252,103
	Potential Excise Tax Gross-Up	N/A	N/A	$0	N/A	$558,542

	Total	$579,226	$252,103 - $1,719,566	$252,103	$1,319,254	$2,584,590

Kevin M. Shook	Base Salary (1)	$242,864	$0 - $822,677	$0	$481,827	$481,827
	Bonus (1)	$0	$0	$0	$134,387	$134,387
	Medical continuation (1)(3)	$0	$0	$0	$27,836	$27,836
	Value of accelerated stock options (2)	$0	$0	$0	$0	$0
	Value of accelerated restricted stock	$161,345	$161,345	$161,345	$0	$161,345
	Potential Excise Tax Gross-Up	N/A	N/A	$0	N/A	$249,983

	Total	$404,209	$161,345 - $984,022	$161,345	$644,050	$1,055,379

Robert A. Gilpin	Base Salary (1)	$178,430	$0 - $383,537	$0	$178,430	$178,430
	Bonus (1)	$0	$0	$0	$30,564	$30,564
	Medical continuation (1)(3)	$0	$0	$0	$13,943	$13,943
	Value of accelerated stock options (2)	$0	$0	$0	$0	$0
	Value of accelerated restricted stock	$80,669	$80,669	$80,669	$0	$80,669
	Potential Excise Tax Gross-Up	N/A	N/A	$0	N/A	$0

	Total	$259,100	$80,669 - $464,206	$80,669	$222,938	$303,608

Suzanne M. Emmet	Base Salary (1)	$173,474	$0 - $380,720	$0	$173,474	$173,474
	Bonus (1)	$0	$0	$0	$22,304	$22,304
	Medical continuation (1)(3)	$0	$0	$0	$10,713	$10,713
	Value of accelerated stock options (2)	$0	$0	$0	$0	$0
	Value of accelerated restricted stock	$60,508	$60,508	$60,508	$0	$60,508
	Potential Excise Tax Gross-Up	N/A	N/A	$0	N/A	$0

	Total	$233,982	$60,508 - $441,228	$60,508	$206,491	$266,998

(1)	For base salary, bonus and medical continuation payment calculation, and time and form of such payments, see “Description of Employment Agreements.”
(2)	All stock options were “out-of-the-money” as of December 31, 2008.
(3)	Assumes no increase in the cost of welfare benefits. Assumes no tax on welfare benefits.

DIRECTOR COMPENSATION IN FISCAL YEAR 2008

We believe that the amount, form, and methods used to determine compensation of our non-employee directors are important factors in:

•	attracting and retaining directors who are independent, interested, diligent, and actively involved in our affairs,

•	more substantially aligning the interests of our directors with the interests of our shareholders, and

•	is a simple straight-forward package that compensates our directors for the responsibilities and demands of the role of director.

The following table sets forth a summary of the compensation that we paid to our non-employee directors in 2008:

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Lawrence W. Bitner	$34,250	$24,443	$21,505	$0	$80,198

Paul R. Burke	$47,500	$24,443	$21,505	$0	$93,448

Ronald L. King	$29,250	$24,443	$21,505	$0	$75,198

Robert M. McAlaine	$69,750	$37,308	$32,823	$0	$139,881

Scott C. Penwell	$40,000	$24,443	$21,505	$0	$85,948

John O. Shirk	$42,500	$24,443	$21,505	$0	$88,448

W. Lloyd Snyder III	$45,750	$24,443	$21,505	$0	$91,698

Richard Stevens III	$34,500	$24,443	$21,505	$0	$80,448

Charles Vetterlein, Jr.	$28,250	$24,443	$21,505	$0	$74,198

James L. Zech(1)	$8,750	$24,443	$4,301	$0	$37,494

(1)	Mr. Zech retired from the Company’s board of directors on May 14, 2008, the date of last year’s annual meeting.

Director Compensation Plan

Mr. McAlaine, as the non-executive Chairman of our Board, receives a retainer of $40,000 per year, and all other directors receive a retainer of $18,000 per year. Directors also are paid $1,500 per meeting for attendance at Board meetings or $1,250 for attendance by telephone, and $1,000 per meeting for attendance at committee meetings or $750 for attendance by telephone. The Chair of our audit committee receives an additional $7,500 per year in compensation and all other members of our audit committee receive an additional $2,500 per year. Chairs of all other Board committees receive an additional $4,000 per year. Directors are eligible to participate in the 2006 Plan, which is described above under “Our Compensation Plans.”

ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS

Indemnification

The bylaws of EIHI provide for (i) indemnification of directors, officers, employees and agents of EIHI and its subsidiaries and (ii) the elimination of a director’s liability for monetary damages, each to the fullest extent permitted by Pennsylvania law. Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (i) the director has breached or failed to perform the duties of his office and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Directors and officers of EIHI are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by EIHI.

Code of Ethics

EIHI has adopted a Code of Conduct and Ethics which applies to all of its directors, officers and employees. This document is available free of charge on our web site at www.easterninsuranceholdings.com under the tab “Investor Relations.”

Related Party Transactions and Policies and Procedures

The nominating/governance committee of the Board reviews transactions with related parties and applies the independence standards required by the Nasdaq Global Market and applicable law in reviewing such transactions. Set forth below is a description of certain relationships and transactions between EIHI and certain of our directors and officers. All transactions were on terms as favorable as could have been obtained from unaffiliated third parties.

Lawrence W. Bitner. Mr. Bitner, a member of our Board, is the President of AmWINS Programs Underwriters, Inc. (AmPro) and was responsible for managing the AmPro program business that Eastern Re reinsured until June 30, 2008, when we discontinued our specialty insurance segment and placed it into run-off. Although we did not pay any compensation to Mr. Bitner in connection with this business, Mr. Bitner received a commission from the primary insurer for premiums received in connection with these programs, and Mr. Bitner has advised us that these commissions were customary in amount.

Lawrence W. Bitner and Bruce M. Eckert. Mr. Bitner, a director of EIHI, and Mr. Eckert, our Chief Executive Officer, are investors in Alliance Impairment Management, Inc., which provides claims administration services to certain of EIHI’s insurance company subsidiaries. For the year ended December 31, 2008, EIHI’s insurance companies paid $2.2 million to Alliance Impairment Management, Inc. for claims administration services. We believe that the fees paid to Alliance Impairment Management, Inc. are on market terms and conditions and are no less favorable to EIHI than it could negotiate with any unrelated party providing similar services.

Scott C. Penwell. Mr. Penwell is a director of EIHI and is a shareholder in the law firm of Stevens & Lee, P.C., which provides legal services to EIHI and its subsidiaries. For the year ended December 31, 2008, EIHI and its subsidiaries paid Stevens & Lee $439,319 in fees for its services.

John O. Shirk. Mr. Shirk is a director of EIHI and is a principal in the law firm of Barley Snyder LLC, a law firm that has provided legal services to EIHI and its subsidiaries. For the year ended December 31, 2008, EIHI and its subsidiaries paid Barley Snyder LLC $16,262.

Charles H. Vetterlein, Jr. Mr. Vetterlein is a director of EIHI, and is a managing partner of Willis HRH, an insurance brokerage firm that obtains directors’ and officers’ liability insurance for EIHI. Mr. Vetterlein’s firm receives a commission from the insurance company issuing such policy in connection with such services, but neither Mr. Vetterlein nor the office he manages will receive any portion of this commission.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship existed between any member of the Compensation/Human Resources Committee or an executive officer of EIHI, on the one hand, and any member of the compensation committee (or committee performing equivalent functions, or the full Board) or an executive officer of any other entity, on the other hand, requiring disclosure pursuant to the applicable rules of the SEC.

AUDIT COMMITTEE REPORT

In fulfilling its responsibilities, the audit committee reviewed and discussed the audited financial statements contained in the 2008 Annual Report on Form 10-K with our management and with our independent auditor, including a discussion of the quality, not just the acceptability, of our accounting principles as applied in our financial reports, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The audit committee discussed with our independent auditor the overall scope and plans of its audits. The audit committee met with management to discuss our disclosure controls and procedures and internal control over financial reporting. The audit committee also met with the independent auditor, with and without our management present, to discuss the results of its examinations and overall quality of our financial reporting.

The audit committee also discussed with the independent auditor, who is responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the audit committee has discussed with the independent auditor, the auditor’s independence from EIHI and its management, including the matters in the written disclosures and letters which were received by the audit committee from the independent auditor as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended.

Based on the process referred to above, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

This Report is not intended to be incorporated by reference into any filing made by EIHI with the Commission under the Securities Act of 1933 or the Exchange Act.

Paul R. Burke, Chairman
W. Lloyd Snyder III
Richard Stevens III

ACCOUNTING FEES AND SERVICES

Fees of the Independent Auditor

The following tables set forth the aggregate fees billed to EIHI for the year ended December 31, 2008, by our principal accounting firm PricewaterhouseCoopers LLP.

Year Ended December 31, 2008
Audit Fees	$732,950
Audit-Related Fees	253,575
Tax Fees	86,888
All Other Fees	79,354

Total Fees	$1,152,767

The following tables set forth the aggregate fees billed to EIHI for the year ended December 31, 2007, by our principal accounting firm PricewaterhouseCoopers LLP.

Year Ended December 31, 2007
Audit Fees	$598,200
Audit-Related Fees	161,000
Tax Fees	90,500
All Other Fees	38,225

Total Fees	$887,925

Audit fees included fees associated with the annual audit of the financial statements, the reviews of our Quarterly Reports on Form 10-Q, certain accounting consultations, and consent to use the report of PricewaterhouseCoopers LLP in connection with documents filed with the Securities and Exchange Commission.

Audit-related fees included fees related to Sarbanes-Oxley review procedures.

Tax fees included tax compliance, tax advice and tax planning.

All other fees in 2008 and 2007 principally included accounting consultations.

The audit committee considered whether the provision of non-audit services by our principal auditor during 2008 and 2007 was compatible with maintaining auditor independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Auditor

The audit committee pre-approves all audit and non-prohibited, non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. The audit committee has adopted a policy for the pre-approval of services provided by the independent auditor. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the audit committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the audit committee has received detailed information sufficient to enable the audit committee to pre-approve and evaluate such service. The audit committee may delegate pre-approval authority to one or more of its members. Any pre-approval decisions made under delegated authority must be communicated to the audit committee at or before the next scheduled meeting. There were no waivers by the audit committee of the pre-approval requirement for permissible non-audit services in 2008.

PROPOSAL TO RATIFY AUDIT COMMITTEE

APPOINTMENT OF INDEPENDENT AUDITOR

The audit committee has appointed PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2009. No determination has been made as to what action the audit committee would take if shareholders do not ratify the appointment.

PricewaterhouseCoopers LLP has conducted the audit of the financial statements of EIHI and its subsidiaries for the year ended December 31, 2008. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITOR FOR THE 2009 FISCAL YEAR.

The affirmative vote of a majority of all votes cast at the meeting is required to ratify the appointment. Abstentions and broker non-votes will not be counted as votes cast at the meeting, and therefore, will have no effect on this proposal. If you submit a signed proxy card and do not specify how you want to vote your shares, your shares will be voted “FOR” ratification of the appointment.

ADDITIONAL INFORMATION

2010 Annual Meeting

Our 2010 annual meeting of shareholders will be held on or about May 20, 2010, subject to the right of our Board to change such date based on changed circumstances.

Shareholder Proposals

In accordance with our bylaws, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders must provide notice of such proposal in writing, delivered or mailed by first class United States mail, postage prepaid, to the Corporate Secretary of EIHI, not less than 90 days nor more than 150 days prior to such annual meeting. If the 2010 Annual Meeting is held on May 20, 2010, this period will begin on December 21, 2009 and end on February 19, 2010.

If the 2010 annual meeting is held on May 20, 2010, any shareholder who desires to submit a proposal to be considered for inclusion in our proxy materials relating to our 2010 annual meeting of shareholders in accordance with the rules of the Commission must submit such proposal in writing, addressed to Eastern Insurance Holdings, Inc. at 25 Race Avenue, Lancaster, Pennsylvania 17603 (Attn: Scott C. Penwell, Corporate Secretary), on or before December 11, 2009.

Nominations for Election of Directors

In accordance with our bylaws, any shareholder entitled to vote for the election of directors may nominate candidates for election to the Board provided that the shareholder has given proper notice of the nomination, as required by our bylaws, in writing, delivered or mailed by first-Class United States mail, postage prepaid, to the Corporate Secretary of EIHI not less than 90 days nor more than 120 days prior to such annual meeting. If the 2010 annual meeting is held on May 20, 2010, this period will begin on January 20, 2010 and end on February 19, 2010.

Annual Report for 2008

Our Annual Report to the Shareholders for the year ended December 31, 2008 has been mailed to all shareholders entitled to notice of and to vote at the meeting. Our Annual Report is furnished to shareholders for their information. No part of the Annual Report is incorporated by reference herein.

UPON REQUEST OF ANY SHAREHOLDER, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008 (FILED WITH THE COMMISSION ON MARCH 13, 2009), INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO INVESTOR RELATIONS, EASTERN INSURANCE HOLDINGS, INC., OR BY CALLING INVESTOR RELATIONS DIRECTLY AT (888) 654-7100. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF OUR COMMON STOCK ENTITLED TO VOTE AT THE MEETING.

Corporate Governance Documents

A copy of our Code of Ethics, and the charters of our audit committee, nominating/governance committee, and compensation/human resources committee are available on our website at www.easterninsuranceholdings.com under the tab “Investor Relations” and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, Eastern Insurance Holdings, Inc., 25 Race Avenue, Lancaster, Pennsylvania 17603, by e-mailing our Chief Financial Officer at kshook@eains.com or by calling Investor Relations at (888) 654-7100.

Waivers of Provisions of Codes of Conduct

There were no waivers of the provisions of our Code of Ethics for any EIHI director, senior financial officer or any other executive officer in 2008 or through the date of this proxy statement during 2009. In the unlikely event that there is a waiver of our Code of Ethics, the waiver will be described on our website at www.easterninsuranceholdings.com under the tab “Investor Relations.”

Complaints and Concerns

Shareholders, employees and other interested parties who desire to express concerns or complaints relating to accounting, internal controls or auditing matters should communicate directly with our audit committee in writing addressed to Audit Committee Chair, Eastern Insurance Holdings, Inc., 25 Race Avenue, Lancaster, Pennsylvania 17603, or by submitting information through the whistleblower submission site located on the “Governance Documents” page under the “Investor Relations” tab on our website at www.easterninsuranceholdings.com.

BY ORDER OF THE BOARD OF DIRECTORS

Scott C. Penwell
Corporate Secretary

ANNUAL MEETING OF SHAREHOLDERS OF

EASTERN INSURANCE HOLDINGS, INC.

May 14, 2009

5:00 P.M.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.easterninsuranceholdings.com/annualmeetingmaterials

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20330000000000000000 9	051409

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Class I Directors				2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor of Eastern Insurance Holdings, Inc. for the fiscal year ending December 31, 2009.	FOR	AGAINST	ABSTAIN
		NOMINEES:				☐	☐	☐
☐	FOR ALL NOMINEES	O Paul R. Burke
O Ronald L. King
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O W. Lloyd Snyder III		I/We hereby acknowledge the receipt, prior to the signing of this Proxy, of a Notice of Annual Meeting of Shareholders of Eastern Insurance Holdings, Inc. called for May 14, 2009 and an attached Proxy Statement for the Annual Meeting.
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
¢			¢

	☐	¢

REVOCABLE PROXY

EASTERN INSURANCE HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder signing this proxy card hereby appoints Robert M. McAlaine and Bruce M. Eckert, or either one of them, as proxyholders with full power of substitution, and authorizes them to represent and to vote, as designated, all the shares of common stock of Eastern Insurance Holdings, Inc. that the shareholder holds of record on March 23, 2009, at the 2009 Annual Meeting of Shareholders of Eastern Insurance Holdings, Inc. to be held on May 14, 2009, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES AND PROPOSALS, AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.

THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

(Continued and to be signed on the reverse side)

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ANNUAL MEETING OF SHAREHOLDERS OF

EASTERN INSURANCE HOLDINGS, INC.

May 14, 2009

5:00 P.M.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.easterninsuranceholdings.com/annualmeetingmaterials

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20330000000000000000 9	051409

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Class III Directors				2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor of Eastern Insurance Holdings, Inc. for the fiscal year ending December 31, 2009.	FOR	AGAINST	ABSTAIN
		NOMINEES:				☐	☐	☐
☐	FOR ALL NOMINEES	O Paul R. Burke
O Ronald L. King
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O W. Lloyd Snyder III		I/We hereby acknowledge the receipt, prior to the signing of this Proxy, of a Notice of Annual Meeting of Shareholders of Eastern Insurance Holdings, Inc. called for May 14, 2009 and an attached Proxy Statement for the Annual Meeting.
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

	Note:	Please sign exactly as your name or names appear on this Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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EASTERN INSURANCE HOLDINGS, INC.

Dear ESOP Participant:

The enclosed proxy materials have been prepared by the Board of Directors of Eastern Insurance Holdings, Inc. in connection with the solicitation of proxies for the Annual Meeting of Shareholders scheduled for May 14, 2009. All matters to be voted upon are extremely important and are fully described in the enclosed proxy statement. Please read it carefully. The shares you hold in the Eastern Insurance Holdings, Inc. Employee Stock Ownership Plan (“ESOP”) are included on this proxy card. If you are a direct stockholder of Eastern Insurance Holdings, Inc., you will receive additional proxy solicitation materials, including a proxy card, to vote shares not held in the ESOP. That proxy card cannot be used to direct the voting of shares held in the ESOP.

DIRECTIONS TO THE TRUSTEE

Only the trustee (the “Trustee”) of the ESOP can vote the shares of Company stock (“Shares”) held by the ESOP. However, under the terms of the ESOP, each participant may act as a “Named Fiduciary” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) for the purpose of voting Shares allocated to the participant’s account. The Trustee is required to follow proper instructions of named fiduciaries that are in accordance with the terms of the ESOP and are not contrary to the fiduciary standards of ERISA. Fiduciaries under ERISA (including persons designated as “Named Fiduciaries”) are required to act prudently, solely in the interest of plan participants and beneficiaries, and for the exclusive purpose of providing benefits to plan participants and beneficiaries.

If you choose to act as a “Named Fiduciary”, you are entitled to instruct the Trustee how to vote the Shares allocated to your account. By voting, you are accepting your designation under a Plan as a “Named Fiduciary” for purposes of voting these Shares with respect to the Annual Meeting. You should, therefore, exercise your rights prudently. Unallocated Shares and Shares for which no direction is received will be voted by the Trustee in accordance with the terms of the ESOP and its related trust document.

CONFIDENTIALITY AND INSTRUCTIONS

How you vote will not be revealed, directly or indirectly, to any officer, to any other employee, or any director of the Company or to anyone else, except as otherwise required by law. You should, therefore, feel completely free to instruct the Trustee to vote these Shares in the manner you think best.

VOTING DEADLINE

Because of the time required to tabulate voting instructions from participants before the Annual Meeting, the Trustee must establish a cut-off date for receiving your voting instructions. The cut-off date established by the Trustee is 5:00 P.M. Eastern Time on May 8, 2009. The Trustee cannot insure that instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly to insure your vote is received by mail on or before 5:00 P.M. Eastern Time on May 8, 2009. If the Trustee does not receive timely instructions from you, the Trustee will vote these Shares in accordance with the terms of the ESOP and its related trust document.

FURTHER INFORMATION

If you have questions regarding this information, you may contact the Company’s Human Resources Department at (888) 654-7100 between 8:00 A.M. and 4:30 P.M. Eastern Time, Monday through Friday.

Your ability to instruct the Trustee how to vote these Shares is an important part of your rights as an ESOP participant. Please consider the enclosed material carefully and then furnish your voting instructions promptly.

EASTERN INSURANCE HOLDINGS, INC.

	☐		¢

ESOP VOTING INSTRUCTIONS

EASTERN INSURANCE HOLDINGS, INC.

The undersigned shareholder, in his or her capacity as a named fiduciary, hereby instructs PNC Financial Services Group, Inc., as trustee of the Eastern Insurance Holdings, Inc. Employee Stock Ownership Plan (the “ESOP”) to represent and to vote, as designated, all the shares of common stock of Eastern Insurance Holdings, Inc. that the shareholder holds of record on March 23, 2009, as participant in the ESOP, at the 2009 Annual Meeting of Shareholders of Eastern Insurance Holdings, Inc. to be held on May 14, 2009, and at any adjournment thereof.

THIS CARD, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF PROPERLY SIGNED AND NO DIRECTION IS MADE, YOUR ESOP SHARES WILL BE VOTED FOR THE LISTED NOMINEES AND PROPOSALS. IF NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE, YOUR ESOP SHARES WILL BE VOTED IN THE SAME PROPORTION AS THE ESOP SHARES FOR WHICH TIMELY VOTING INSTRUCTIONS WERE RECEIVED.

THE ESOP TRUSTEE MUST RECEIVE YOUR VOTING INSTRUCTIONS BY 5:00 P.M., ON MAY 8, 2009, IN ORDER FOR YOUR ESOP SHARES TO BE VOTED AT THE ANNUAL MEETING.

(Continued and to be signed on the reverse side)

¢		14475	¢